As filed with the Securities and Exchange Commission on March 25, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIELA BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-4187338
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Medimmune Way First Floor, Area Two Gaithersburg, MD	20878
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2018 Equity Incentive Plan

(Full title of the plans)

Zhengbin (Bing) Yao, Ph.D.

Chairman, President and Chief Executive Officer

Viela Bio, Inc.

One Medimmune Way

First Floor, Area Two

Gaithersburg, MD 20878

(240) 558-0038

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jonathan L. Kravetz John T. Rudy Christopher E. Jeffers, Ph.D. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000 Facsimile: (617) 542-2241	Mitchell Chan Chief Financial Officer Viela Bio, Inc. One Medimmune Way First Floor, Area Two Gaithersburg, MD 20878 (240) 558-0038

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	2,024,714 shares	$29.16 to $41.10(2)	$62,492,991.84(2)	$8,111.59
(1)

The number of shares of common stock, par value $0.001 per share (“Common Stock”), of Viela Bio, Inc. (the “Registrant”) consists of 2,024,714 additional shares of common stock available for issuance under the Registrant’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”), by operation of the Plan’s “evergreen” provision. The maximum number of shares which may be sold upon the exercise of such options or issuance of such shares or stock-based awards under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan operative in the event of changes in the Registrant’s capital structure. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price (a) for shares issuable upon the exercise of outstanding options granted under the Plan are based upon the weighted-average exercise price of such outstanding options, and (b) for the remaining shares reserved for future grant or issuance under the Plan are based on the average of the high and the low price of the Registrant’s Common Stock as reported on The Nasdaq Global Select Market as of a date (March 19, 2020) within five business days prior to filing this Registration Statement. The chart below details the calculation of the registration fee:

Securities	Number of Shares	Offering Price Per Share (2)	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the Plan	289,140	$41.10 (2)(a)	$11,883,654.00
Shares reserved for future grant or issuance under the Plan	1,735,574	$29.16 (2)(b)	$50,609,337.84
Proposed Maximum Aggregate Offering Price			$62,492,991.84
Registration Fee			$8,111.59

EXPLANATORY NOTE

This Registration Statement registers 2,024,714 additional shares of common stock, par value $0.001 per share (“Common Stock”), of Viela Bio, Inc. (the “Registrant”) under the Registrant’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”), representing an increase of 2,024,714 shares of Common Stock reserved for issuance under the Plan, effective January 1, 2020 by operation of the “evergreen” provision contained in the Plan. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to one or more employee benefit plans is effective (File No. 333-234179). The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-234179) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Form of Common Stock Certificate of the Registrant	Form S-1/A (Exhibit 4.1)	09/23/2019	333-233528

4.2	Third Amended and Restated Certificate of Incorporation of the Registrant	Form 8-K (Exhibit 3.1)	10/7/2019	001-39067

4.3	Restated Bylaws of the Registrant	Form 8-K (Exhibit 3.2)	10/7/2019	001-39067

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the securities being registered

23.1*	Consent of KPMG LLP

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page to this Registration Statement)

99.1	Viela Bio Amended and Restated 2018 Equity Incentive Plan and forms of award agreements thereunder	Form S-1/A (Exhibit 10.2)	09/23/2019	333-233528

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, Maryland on March 25, 2020.

VIELA BIO, INC.
By:	/s/ Zhengbin (Bing) Yao, Ph.D.
Zhengbin (Bing) Yao, Ph.D. Chairman, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the directors and officers of Viela Bio, Inc. whose signature appears below hereby severally constitutes and appoints Zhengbin (Bing) Yao, Ph.D. and Mitchell Chan, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Viela Bio, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhengbin (Bing) Yao, Ph.D. Zhengbin (Bing) Yao, Ph.D.	Chairman, President, Chief Executive Officer and Director (principal executive officer)	March 25, 2020

/s/ Mitchell Chan Mitchell Chan	Chief Financial Officer (principal financial officer and principal accounting officer)	March 25, 2020

/s/ Yanling Cao Yanling Cao	Director	March 25, 2020

/s/ Edward Hu Edward Hu	Director	March 25, 2020

/s/ Chris Nolet Chris Nolet	Director	March 25, 2020

/s/ Tyrell Rivers, Ph.D. Tyrell Rivers, Ph.D.	Director	March 25, 2020

/s/ Pascal Soriot Pascal Soriot	Director	March 25, 2020

/s/ Sean Tong Sean Tong	Director	March 25, 2020

/s/ Andreas Wicki, Ph.D. Andreas Wicki, Ph.D.	Director	March 25, 2020